Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)
Date of Event Requiring Statement: December 16, 2011

JOINT FILERS’ SIGNATURES

WPM GP, LLC

By: /s/ Scott A. Arenare Date: December 19, 2011
Name: Scott A. Arenare
Title: Managing Director and Secretary

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:  Warburg Pincus IX LLC, its General Partner
By:  Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare Date: December 19, 2011
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare Date: December 19, 2011
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS LLC

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare Date: December 19, 2011
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare Date: December 19, 2011
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By: /s/ Scott A. Arenare Date: December 19, 2011
Name: Scott A. Arenare
Title: Managing Director

CHARLES R. KAYE

By: /s/ Scott A. Arenare Date: December 19, 2011
Name: Charles R. Kaye
By: Scott A. Arenare, Attorney-in-Fact*

JOSEPH P. LANDY

By: /s/ Scott A. Arenare Date: December 19, 2011
Name: Joseph P. Landy
By: Scott A. Arenare, Attorney-in-Fact**

* Power of Attorney given by Mr. Kaye was previously filed with the U.S. Securities and Exchange Commission (“SEC”) on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.